EXHIBIT 1


                        FINANCIAL SECURITY ASSURANCE INC.
                                AND SUBSIDIARIES

                   Condensed Consolidated Financial Statements

                                 March 31, 1998

                        FINANCIAL SECURITY ASSURANCE INC.
                                AND SUBSIDIARIES

                   CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                   Three Months Ended March 31, 1998 and 1997


                                      INDEX


      FINANCIAL STATEMENTS:

      Condensed Consolidated Balance Sheets                        1
      Condensed Consolidated Statements of Income                  2
      Condensed Consolidated Statements of Cash Flows              3
      Notes to Condensed Consolidated Financial Statements         4


The New York State Insurance Department recognizes only statutory accounting practices for determining and reporting the financial condition and results of operations of an insurance company, for determining its solvency under the New York Insurance Law, and for determining where its financial condition warrants the payment of a dividend to its stockholders. No consideration is given by the New York State Insurance Department to financial statements prepared in accordance with generally accepted accounting principles in making such determinations.

                        FINANCIAL SECURITY ASSURANCE INC.
                                AND SUBSIDIARIES

                      CONDENSED CONSOLIDATED BALANCE SHEETS

                  (Dollars in thousands, except per share data)

                                                               March 31,  December 31,
                  ASSETS                                         1998         1997
                                                              ----------   ----------
Bonds at market value (amortized cost of $1,120,042 and
     $1,192,771)                                              $1,157,005   $1,235,441
Equity investments at market value (cost of $20,072 and
     $20,405)                                                     20,687       20,762
Short-term investments                                           212,667      103,926
                                                              ----------   ----------
     Total investments                                         1,390,359    1,360,129
Cash                                                              17,620       11,235
Deferred acquisition costs                                       175,896      171,098
Prepaid reinsurance premiums                                     175,983      173,123
Reinsurance recoverable on unpaid losses                          23,685       30,618
Receivable for securities sold                                    32,073       20,535
Other assets                                                      75,742       72,901
                                                              ----------   ----------
          TOTAL ASSETS                                        $1,891,358   $1,839,639
                                                              ==========   ==========

   LIABILITIES AND SHAREHOLDER'S EQUITY

Deferred premium revenue                                      $  604,140   $  595,196
Losses and loss adjustment expenses                               69,268       75,417
Deferred federal income taxes                                     53,752       59,867
Ceded reinsurance balances payable                                16,618       11,199
Payable for securities purchased                                  96,821       72,979
Long-term debt                                                    50,000       50,000
Accrued expenses and other liabilities                            77,712       77,121
                                                              ----------   ----------
          TOTAL LIABILITIES                                      968,311      941,779
                                                              ----------   ----------

Common stock (514 and 528 shares authorized, issued and
   outstanding; par value of $29,173 and $28,391 per share)       15,000       15,000
Additional paid-in capital                                       618,317      617,870
Accumulated other comprehensive income (net of deferred
   income tax provision of $13,300 and $15,059)                   24,700       27,968
Accumulated earnings                                             265,030      237,022
                                                              ----------   ----------
          TOTAL SHAREHOLDER'S EQUITY                             923,047      897,860
                                                              ----------   ----------
TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY                    $1,891,358   $1,839,639
                                                              ==========   ==========


           See notes to condensed consolidated financial statements.

                        FINANCIAL SECURITY ASSURANCE INC.
                                AND SUBSIDIARIES

                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME

                             (Dollars in thousands)

                                                           Three Months Ended March 31,
                                                           ----------------------------
                                                                  1998        1997
                                                                --------    --------
REVENUES:
   Net premiums written (net of premiums ceded of
      $16,391 and $13,927)                                      $ 37,947    $ 27,184
   Increase in deferred premium revenue                           (6,026)     (2,410)
                                                                --------    --------
   Premiums earned (net of premiums ceded of
      $13,120 and $8,865)                                         31,921      24,774
   Net investment income                                          17,546      16,087
   Net realized gains                                              3,944         127
   Other income                                                      235         325
                                                                --------    --------
             TOTAL REVENUES                                       53,646      41,313
                                                                --------    --------
EXPENSES:
   Losses and loss adjustment expenses (net of
      reinsurance recoveries of $(6,841) and $442)                 1,047       2,285
   Policy acquisition costs                                        8,387       6,209
   Other operating expenses                                        5,716       4,280
                                                                --------    --------
             TOTAL EXPENSES                                       15,150      12,774
                                                                --------    --------
INCOME BEFORE INCOME TAXES                                        38,496      28,539

Provision for income taxes                                        10,488       7,460
                                                                --------    --------
          NET INCOME                                              28,008      21,079
                                                                --------    --------

Other comprehensive income, net of tax:
   Unrealized gains (losses) on securities:
      Unrealized holding gains (losses) arising during period       (704)    (11,046)
      Less: reclassification adjustment for losses (gains)
         included in net income                                   (2,564)        (83)
                                                                --------    --------
   Other comprehensive income                                     (3,268)    (11,129)
                                                                --------    --------
      COMPREHENSIVE INCOME                                      $ 24,740    $  9,950
                                                                ========    ========


            See notes to condensed consolidated financial statements.

                        FINANCIAL SECURITY ASSURANCE INC.
                                AND SUBSIDIARIES

                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                             (Dollars in thousands)



                                                    Three Months Ended March 31,
                                                    ----------------------------
                                                          1998         1997
                                                       ---------    ---------
Cash flows from operating activities:
   Premiums received, net                              $  44,043    $  27,895
   Policy acquisition and other operating expenses
     paid, net                                           (37,084)     (24,410)
   Recoverable advances received                           5,778           15
   Loss and LAE paid, net                                   (164)      (1,052)
   Net investment income received                         19,881       16,734
    Federal income taxes recovered (paid)                   (487)       3,198
   Other, net                                             (3,062)         699
                                                       ---------    ---------
          Net cash provided by operating activities       28,905       23,079
                                                       ---------    ---------

Cash flows from investing activities:
   Proceeds from sales of bonds                          408,342      227,025
   Purchases of bonds                                   (318,471)    (211,254)
   Purchases of property and equipment                      (359)        (909)
   Net increase in short-term securities                (107,782)     (33,461)
                                                       ---------    ---------
          Net cash used for investing activities         (18,270)     (18,599)
                                                       ---------    ---------

Cash flows from financing activities:
   Stock repurchase                                       (4,250)      (3,500)
                                                       ---------    ---------
          Net cash used for financing activities          (4,250)      (3,500)
                                                       ---------    ---------

Net increase in cash                                       6,385          980

Cash at beginning of period                               11,235        7,517
                                                       ---------    ---------
Cash at end of period                                  $  17,620    $   8,497
                                                       =========    =========


           See notes to condensed consolidated financial statements.

                        FINANCIAL SECURITY ASSURANCE INC.
                                AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

               FOR THE THREE MONTHS ENDED MARCH 31, 1998 AND 1997


1.    ORGANIZATION AND OWNERSHIP

      Financial Security Assurance Inc. (the Company), a wholly owned subsidiary of Financial Security Assurance Holdings Ltd. (the Parent), is an insurance company domiciled in the State of New York. The Company is primarily engaged in the business of providing financial guaranty insurance on asset-backed and municipal obligations.


2.    BASIS OF PRESENTATION

      The accompanying condensed consolidated financial statements have been prepared by the Company and are unaudited. In the opinion of management, all adjustments, which include only normal recurring adjustments, necessary to present fairly the financial position, results of operations and cash flows at March 31, 1998 and for all periods presented, have been made.

      Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. These statements should be read in conjunction with the Company's December 31, 1997 consolidated financial statements and notes thereto. The year-end condensed balance sheet was derived from audited financial statements, but does not include all disclosures required by generally accepted accounting principles. The results of operations for the periods ended March 31, 1998 and 1997 are not necessarily indicative of the operating results for the full year.


3.    COMPREHENSIVE INCOME

      The Company adopted Statement of Financial Accounting Standards (SFAS) No. 130, Reporting Comprehensive Income, which requires that all components of other comprehensive income be classified by their nature in a financial statement and accumulated balances of other comprehensive income be displayed separately from retained earnings and additional paid-in capital in the equity section of a balance sheet. The Company is disclosing this information in its statements of income. Comprehensive income is defined as the change in shareholders' equity during a period from transactions and other events and circumstances from non-owner sources and includes net income and all changes in shareholders' equity except those from investments by owners and distributions to owners. This statement did not change the current accounting treatment for components of comprehensive income such as changes in unrealized gains or losses on securities available for sale.


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